UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 09, 2025

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2025, Nuburu, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Stockholder Meeting”). Only stockholders of record at the close of business on June 9, 2025, the record date for the Stockholder Meeting, were entitled to vote at the Stockholder Meeting. As of the record date, 62,158,526 shares of the Company’s common stock were outstanding and entitled to vote on the ten proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 10, 2025.

Set forth below are the number of votes cast for or against, the number of votes withheld and the number of broker non-votes with respect to each proposal.

Proposal No. 1: To elect Alessandro Zamboni as a Class III director (the “Class III Director Proposal”).

The stockholders elected Mr. Zamboni pursuant to the Class III Director Proposal by the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
The Class III Director Proposal	16,817,385	868,729	12,250,658

Proposal No. 2: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 900,000,000 shares (the “Share Increase Proposal”).

The stockholders approved the Share Increase Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Share Increase Proposal	23,662,284	6,199,713	74,755	N/A

Proposal No. 3: To authorize the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Reincorporation Proposal”).

The Reincorporation Proposal required approval by a majority of the outstanding stock entitled to vote thereon, which is a higher voting threshold than other matters presented at the meeting. The Reincorporation Proposal did not achieve the required vote and did not pass:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Reincorporation Proposal	15,418,450	1,972,268	295,396	12,250,658

Proposal No. 4: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, and authorize the Company’s Board of Directors, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock (the “Reverse Stock Split Proposal”).

The stockholders approved the Reverse Stock Split Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Reverse Stock Split Proposal	19,058,340	10,794,956	83,476	N/A

Proposal No. 5: To approve, for purposes of complying with the NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock (the “Share Cap”) in connection with the issuance of convertible notes to Indigo Capital LP (the “Share Cap Proposal”).

The stockholders approved the Share Cap Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Share Cap Proposal	14,757,269	2,520,069	408,776	12,250,658

Proposal No. 6: To approve, for purposes of complying with the NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap of up to $100 million of securities in connection with the standby equity purchase agreement (the “ELOC Proposal”).

The stockholders approved the ELOC Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The ELOC Proposal	14,970,823	2,311,134	404,157	12,250,658

Proposal No. 7: To approve the issuance of up to $100 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% to the market price of the Company’s common stock (the “Non-Public Offerings Proposal”).

The stockholders approved the Non-Public Offerings Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Non-Public Offerings Proposal	14,086,116	3,184,815	415,183	12,250,658

Proposal No. 8: To approve the issuance of shares upon conversion of certain promissory notes held by an affiliate (the “Promissory Notes Proposal”).

The stockholders approved the Promissory Notes Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Promissory Notes Proposal	14,907,145	2,470,227	308,742	12,250,658

Proposal No. 9: To ratify the selection by the Audit Committee and the Board of Directors, of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Proposal”).

The stockholders approved the Auditor Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Auditor Proposal	27,687,331	828,596	1,420,845	N/A

Proposal No. 10: To approve, the adjournment of the Stockholder Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum. (the “Meeting Adjournment Proposal”).

The stockholders approved the Meeting Adjournment Proposal by the following votes:

	Votes For	Votes Against	Abstained	Broker Non-Votes
The Meeting Adjournment Proposal	24,911,321	3,635,633	1,389,818	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	July 14, 2025	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman